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                                                                       EXHIBIT 1
                                        [VSNL LOGO]
                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary
HQ/CS/CL.24B/10025
5 August 2003

     SUB. : ADVERTISEMENT FOR NOTICE OF ANNUAL GENERAL MEETING

Sir,

     Pursuant to Clause 31 of the Listing Agreement, please find sent herewith copies of advertisement of Notice for Annual General Meeting for 2003 published in The Indian Express (English) dated 5 August 2003 and Loksatta (Marathi) dated 5 August 2003.

Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited

                                                             Rishabh Nath Aditya
To:

1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.

7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

8. Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

9. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

10. Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax : 267 3199

11. Mr. Pavithra Kumar, M (FA), Corporate Finance, for SEC filing requirements, Fax 1195.


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                               THE INDIAN EXPRESS
                                 05 AUGUST, 2003


[TATA INDICOM LOGO]                                                  [VSNL LOGO]



                          VIDESH SANCHAR NIGAM LIMITED
       Regd. Office: Videsh Sanchar Bhavan, M.G. Road, Mumbai - 400 001.

                       NOTICE FOR ANNUAL GENERAL MEETING

Notice is hereby given that the Seventeenth Annual General Meeting of Videsh Sanchar Nigam Limited will be held at 1100 hours on Tuesday, 2nd September 2003 at Birla Matushri Sabhagar, New Marine Lines, Mumbai- 400 020 to transact the business as enlisted in the Annual Report containing Notice along with the Explanatory Statement dispatched to the shareholders.

Notice is also hereby given than registers of members and transfer books of the Company shall remain closed from 16th August 2003 to 2nd September 2003 (both days inclusive) for the purpose of ascertaining eligibility to dividend.

A member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of himself and the proxy need not be a member. The instrument appointing a proxy should, however, be deposited at the Registered Office of the Company not less than 48 hours before the commencement of the Meeting.



                                                FOR VIDESH SANCHAR NIGAM LIMITED
Place: Mumbai                                                      Satish Ranade
Date: 1 August 2003               Executive Director (Legal) & Company Secretary